Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
October 29, 2015		Chairman & CEO
(414) 964-5000
mjkoss@koss.com

Koss Corporation Reports First Quarter Results

Milwaukee, Wisconsin: Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity headphone company, has reported its first quarter results for the quarter ended September 30, 2015.

Sales for the first quarter were $5,531,262 compared to $5,469,486 for the same three month period one year ago, a 1.1% increase. The three month net loss was $100,804, compared to a net loss of $94,998 for the first quarter last year. Diluted loss per common share for the quarter was $0.01, which was the same as the three month period one year ago.

"The first quarter of our fiscal year is typically the slowest quarter in terms of sales. Sales for the first quarter were lower than we expected, with some orders shifting into the beginning of the second quarter. We did have some bright spots with a new headphone driving increased sales in mass retail and new customers coming on line both domestically and in Asia. However, we are still experiencing very mixed and choppy sales with several export distributors and certain customers in the U.S.," Michael J. Koss, Chairman and CEO, told employees here today.

…

Koss Corporation markets a complete line of high-fidelity headphones, wireless Bluetooth® speakers, computer headsets, telecommunications headsets, active noise canceling headphones, wireless headphones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.
This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "may," "will," "should," "forecasts," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology. These statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company's and its customers' products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances

Exhibit 99.1

or new information. In addition, such uncertainties and other operational matters are discussed further in the Company's quarterly and annual filings with the Securities and Exchange Commission.

Exhibit 99.1

KOSS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30
	2015	2014
Net sales	$5,531,262	$5,469,486
Cost of goods sold	3,884,927	3,626,769
Gross profit	1,646,335	1,842,717

Selling, general and administrative expenses	1,803,221	1,991,485
Interest expense	5,318	4,333
(Loss) before income tax (benefit)	(162,204)	(153,101)

Income tax (benefit)	(61,400)	(58,103)

Net (loss)	$(100,804)	$(94,998)

(Loss) per common share:
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

Exhibit 99.1

KOSS CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA FROM OPERATIONS
(Unaudited)

	Three Months Ended
	September 30
	2015	2014
Net (loss)	$(100,804)	$(94,998)
Interest expense	5,318	4,333
Income tax (benefit)	(61,400)	(58,103)
Unauthorized transaction related costs, net	37,475	52,492
Depreciation of equipment and leasehold improvements	123,505	161,653
Stock-based compensation expense	116,004	162,587
EBITDA from operations	$120,098	$227,964

EBITDA from operations is a non-GAAP financial measure.
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